UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 9, 2023

Date of Report (date of earliest event reported)

Rivian Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41042	47-3544981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14600 Myford Road

Irvine, California 92606

(Address of principal executive offices) (Zip code)

(888) 748-4261

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

As previously disclosed, Rivian Horizon, LLC, a subsidiary of Rivian Automotive, Inc. (the “Company”), the State of Georgia (the “State”) acting by and through the Georgia Department of Economic Development (the “GDEcD”), and the Joint Development Authority of Jasper County, Morgan County, Newton County and Walton County (the “JDA”, and together with the State and the GDEcD, the “Public Parties”) entered into an Economic Development Agreement, dated as of May 2, 2022 (as amended by the First Amendment dated September 26, 2023, the “EDA”), pursuant to which Rivian Horizon, LLC agreed to build an electric vehicle manufacturing plant in Georgia.

Pursuant to the EDA, on November 9, 2023, the Company entered into (i) a Rental Agreement (the “Rental Agreement”), (ii) a Bond Purchase Agreement (the “Bond Purchase Agreement”), and (iii) an Option Agreement (the “Option Agreement”), each with the JDA.

Pursuant to the Rental Agreement, the Company will rent from the JDA land in Morgan County and Walton County, Georgia, and buildings, machinery and equipment for the operation of the Company’s electric vehicle manufacturing plant (collectively, the “Project”).

Pursuant to the Rental Agreement and related Project agreements, including the Bond Purchase Agreement, the JDA agreed to issue its taxable revenue bonds in a maximum aggregate amount of up to $15.0 billion (the “Project Bonds”) to fund the costs of the Project to promote economic development and job creation, and to facilitate a property tax incentive for the Company, and the Company has agreed to acquire, construct, improve and install the Project, and to expend on the Project an amount the greater of $5.0 billion (the “Minimum Investment Commitment”) or the amount of the Project Bonds issued for the development of the Project. Pursuant to the Bond Purchase Agreement, the JDA has agreed to sell to the Company, and the Company has agreed to purchase from the JDA, the Project Bonds, as they are issued.

The term of the Rental Agreement expires on December 1, 2047, unless earlier terminated per the terms of the Rental Agreement.

Under the terms of the Rental Agreement, the Company, as tenant, enjoys use and occupancy of the Project, subject to certain requirements and restrictions. The Company, as tenant, will make rental payments under the Rental Agreement for the use of the Project in amounts sufficient to allow the JDA to pay the principal and interest on the Project Bonds as they are due to the Company, as purchaser and holder of the Project Bonds. Since the Company is both the tenant and bondholder, such principal and interest payments may be constructively made and may be deemed to be made when due.

As previously disclosed, the Company has agreed, in consideration of the Rental Agreement and other benefits, to make payments in lieu of taxes (the “PILOT Payments”) to the JDA annually during the term of the Rental Agreement. Per the EDA and Rental Agreement, the Company will pay the greater of scheduled PILOT Payments or property taxes payable on equipment and other personal property each year. The minimum annual scheduled PILOT Payments start at $1.5 million and gradually increase to $20.4 million by 2047, and the PILOT Payments are subject to further increases as set forth in the Rental Agreement if the Company exceeds its initial $5.0 billion Minimum Investment Commitment. Accordingly, the Company has agreed to pay a minimum of approximately $300.0 million in PILOT Payments or property tax payments over the course of the PILOT period.

The Rental Agreement contains events of default, including (a) failure by the Company to pay basic rent, additional rent or supplemental rent required under the Rental Agreement, (b) failure by the Company to make PILOT Payments, (c) an event of default under the related bond resolution of the JDA, and (d) the Company’s failure to observe or perform any other covenant or agreement contained in the Rental Agreement, each after applicable cure and notice periods.

Following an event of default under the Rental Agreement, the JDA may exercise remedies, including (a) declare basic rent for the remainder of the term due and payable, in which case the Company will owe as accelerated rents all outstanding principal and interest on the Project Bonds (if the Company is then the owner of the Project Bonds, the Company may mark the Project Bonds “cancelled” and surrender the Project Bonds to the JDA and the Project Bonds will be deemed paid in full), (b) terminate the Rental Agreement, or (c) take any other action at law or in equity that is necessary or desirable. Following termination of the Rental Agreement for any reason, including pursuant to a remedy exercised by the JDA following an event of default, the option granted to the Company under the Option Agreement will be deemed exercised.

Pursuant to the Option Agreement, the Company has an option to purchase the JDA’s right, title and interest in the Project for a nominal $100 purchase price, plus surrender of the Project Bonds marked “cancelled” to the JDA, plus any other sums then due to the JDA under the related Rental Agreement and other bond documents at any time prior to the expiration or earlier termination of the Rental Agreement. If the Company does not meet its jobs or investment commitments as set forth in the EDA at the time the purchase option is exercised, it will be obligated to pay additional amounts as part of the option price. Upon exercise of the option, the Company would no longer be entitled to any ad valorem tax incentive facilitated by the Project Bonds and related agreements.

The foregoing description of the Rental Agreement, the Bond Purchase Agreement and the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Rental Agreement, the Bond Purchase Agreement and the Option Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Rental Agreement, dated as of November 1, 2023, by and between Joint Development Authority of Jasper County, Morgan County, Newton County and Walton County and Rivian Horizon, LLC

10.2	Bond Purchase Agreement, dated as of November 1, 2023, by and between Joint Development Authority of Jasper County, Morgan County, Newton County and Walton County and Rivian Horizon, LLC

10.3	Option Agreement, dated as of November 1, 2023, by and between Joint Development Authority of Jasper County, Morgan County, Newton County and Walton County and Rivian Horizon, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: November 13, 2023	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer